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                                                                      EXHIBIT 12


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                                                     TRANS WORLD AIRLINES, INC.
                      COMPUTATION OF RATIO OF EARNINGS TO COMBINED FIXED CHARGES AND PREFERRED STOCK DIVIDENDS

                                              Prior
                                           Predecessor
                                             Company            Predecessor Company                    Reorganized Company
                                           ----------- -------------------------------------- --------------------------------------
                                            Ten Months  Two Months               Eight Months Four Months
                                               Ended       Ended     Year Ended     Ended        Ended     Year Ended   Year Ended
                                           October 31, December 31, December 31,  August 31,  December 31, December 31, December 31,
                                              1993         1993         1994        1995          1995         1996         1997
                                           ----------- ------------ ------------ ------------ ------------ ------------ ------------
                                                                   (Amounts in Thousands, except for ratio)
Loss from operations before
  income taxes                              $(362,620)   $(88,140)   $(432,869)   $(338,309)    $(32,268)   $(274,577)    $(89,335)
  Add:
  Interest on indebtedness<F1>                 91,877      31,204      195,352      123,247       45,917      126,822      114,066
  Portion of rents representative
    of the interest factor                     57,821      12,198       87,122       60,849       32,131      100,997      123,609
                                            ---------    --------    ---------    ---------     --------    ---------     --------
  Income as adjusted                        $(212,922)   $(44,738)   $(150,395)   $(154,213)    $ 45,780    $ (46,758)    $148,340
                                            ---------    --------    ---------    ---------     --------    ---------     --------

Fixed Charges:
  Interest on indebtedness                  $  91,877    $ 31,204    $ 195,352    $ 123,247     $ 45,917    $ 126,822     $114,066
  Capitalized interest                          2,104         267        2,133            -            -        5,463        4,784
  Portion of rents representative
    of the interest factor                     57,821      12,198       87,122       60,849       32,131      100,997      123,609
                                            ---------    --------    ---------    ---------     --------    ---------     --------
  Fixed charges                             $ 151,802    $ 43,669    $ 284,607    $ 184,096     $ 78,048    $ 233,282     $242,459
                                            ---------    --------    ---------    ---------     --------    ---------     --------
Preferred stock dividends:
  Preferred stock dividend
    requirements                            $  71,125    $  2,425    $  15,000    $  11,554     $  4,754    $  36,649     $ 16,119
  Tax adjustment                               45,473       1,550        9,590        7,387        3,039       23,430       10,305
                                            ---------    --------    ---------    ---------     --------    ---------     --------
  Preferred stock dividends                 $ 116,598    $  3,975    $  24,590    $  18,941     $  7,793    $  60,079     $ 26,424
                                            ---------    --------    ---------    ---------     --------    ---------     --------
Combined fixed charges and
  preferred stock dividends                 $ 268,400    $ 47,644    $ 309,197    $ 203,037     $ 85,841    $ 293,361     $268,883
                                            ---------    --------    ---------    ---------     --------    ---------     --------

Ratio of earnings to combined fixed charges
  and preferred stock dividends                 (0.79)      (0.94)       (0.49)       (0.76)        0.53        (0.16)        0.55
                                            ---------    --------    ---------    ---------     --------    ---------     --------

Deficiency                                  $ 481,322    $ 92,382    $ 459,592    $ 357,250     $ 40,061    $ 340,119     $120,543
                                            ---------    --------    ---------    ---------     --------    ---------     --------

<F1>  Includes amortization of debt expense.
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